UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 21, 2026

374WATER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27866	88-0271109
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Southcenter Court, Suite 200

Morrisville, NC 27560

(Address of Principal Executive

Offices)(Zip Code)

(440) 601-9677

 (Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SCWO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2026, Mr. Stephen J. Jones, a member of the Board of Directors (the “Board”) of 374Water Inc. (the “Company”), notified the Board of his decision to resign from the Board.  Mr. Jones’ decision to resign was due to his desire to focus more attention on his role as Interim Chief Executive Officer and President (the “Interim CEO Role”) of the Company, and the related strategic activities.  In addition, Mr. Jones is involved in two other public company boards of directors and the Board role at the Company combined with the Interim CEO Role did not leave him sufficient time to fully undertake all his various obligations.  Mr. Jones’ resignation was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2026	374WATER INC.

	By:	/s/ Stephen J. Jones
	Name:	Stephen J. Jones
	Title:	Interim President and Chief Executive Officer

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